Exhibit 10.1
SOTHEBY’S NEVADA, INC.
1334 York Avenue
New York, New York 10021

March 27, 2017

Acquavella Contemporary Art, Inc.
c/o Mr. William R. Acquavella
18 East 79th Street
New York, New York 10075

Dear Bill:

This letter agreement amends the Agreement of Partnership (the “Partnership Agreement”) of Acquavella Modern Art, a Nevada general partnership, dated May 29, 1990, between Sotheby’s Nevada, Inc., a Nevada corporation (“Sotheby’s Partner”), and Acquavella Contemporary Art, Inc., a Nevada corporation (“Acquavella Partner”).

By prior letters of amendment, we have agreed to extend the term of the Partnership Agreement through March 31, 2017.  By this letter of amendment, we are agreeing to extend the term of the Partnership Agreement through May 1, 2017.  Accordingly, each of the Sotheby’s Partner and the Acquavella Partner hereby agree to amend Section 1.5(iii) of the Partnership Agreement, as heretofore amended, to delete the reference to March  31, 2017 and substitute therefor the date of “May 1, 2017.”

Except as amended hereby, the Partnership Agreement shall remain in full force and effect and is hereby ratified and confirmed.

Please sign this letter agreement in the space provided below.  Upon execution on behalf of the Acquavella Partner, this letter agreement shall be effective as of the date of this letter.

SOTHEBY’S NEVADA, INC.

By: /s/ Jonathan Olsoff_______________________________

Jonathan Olsoff, Vice President

AGREED AND ACCEPTED:
ACQUAVELLA CONTEMPORARY ART, INC.

By:_/s/ William R. Acquavella_______________________________

William R. Acquavella, President